Dentsply Sirona Reports First Quarter 2021 Results

•Revenue increased 17.5% to $1,027 million. Organic revenue increased 12.1%
•GAAP EPS increased to $0.53 vs loss of ($0.63) in 2020
•Non-GAAP EPS increased 67.4% to $0.72 vs $0.43 in 2020
•GAAP operating income increased to $154 million vs loss of ($125) million in 2020
•Non-GAAP operating income increased 67.2% to $219 million vs $131 million in 2020
•Operating cash flows increased to $49 million vs loss of ($10) million in 2020
•Raises FY21 Non-GAAP EPS outlook to $2.75 to $2.90 from $2.60 to $2.80

Charlotte, N.C., May 6, 2021 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY), The Dental Solutions Company, today announced its financial results for the first quarter of 2021.

First quarter net sales of $1,027 million increased 17.5%, compared to $874 million in the first quarter of 2020. Net income for the first quarter of 2021 was $117 million, or $0.53 per diluted share, compared to a net loss of $140 million, or ($0.63) per diluted share in the first quarter of 2020. On an adjusted basis Non-GAAP net earnings per diluted share grew 67.4% to $0.72 compared to $0.43 in the first quarter of 2020. A reconciliation of the Non-GAAP measures to earnings per share calculated on a GAAP basis is provided in the attached table.

Don Casey, Chief Executive Officer, commented “We are pleased with our strong first quarter performance. The global dental market has demonstrated resilience with attractive underlying fundamentals. As a result, we are cautiously optimistic about the continued recovery in the category. We remain committed to executing on our restructuring goals while increasing focus on investing for revenue growth. Our revised 2021 outlook reflects confidence in our team's ability to execute on growth initiatives and capitalize on the recovery.”

Q1 21 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q1 21	Q1 20	YoY
Net Sales	1,027	874	17.5%
Operating Income (loss)	154	(125)	NM
Operating Income (loss) %	15.0%	(14.3%)
Diluted EPS	0.53	(0.63)	NM
NM - not meaningful

Q1 21 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q1 21	Q1 20	YoY
Net Sales	1,027	874	17.5%
Organic Sales Growth %			12.1%
Operating Income	219	131	67.2%
Operating Income %	21.3%	15.0%
Diluted EPS	0.72	0.43	67.4%

[1] Organic sales growth, Non-GAAP operating income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Segment Results

Consumables
First quarter 2021 net sales were $430 million, up 21.5% versus prior year. On an organic basis, net sales increased by 21.2% as compared to prior year. Currency favorably impacted sales by 4.6%, while divestitures and discontinued products negatively impacted sales by 4.3%. Sales across all product categories rebounded in the quarter.

Technologies & Equipment
First quarter 2021 net sales were $597 million, up 14.8% versus prior year. On an organic basis, net sales increased by 5.8% as compared to prior year. Currency favorably impacted sales by 5.7%, acquisitions increased sales by 8.6%, and divestitures and discontinued products negatively impacted sales by 5.3%. Sales in Equipment & Instruments and Implants rebounded in the quarter. Digital Dentistry decreased due to a strong 2020 CAD/CAM comp, partially offset by growth in clear aligners.

Cash Flow and Liquidity

Operating cash flow in the first quarter of 2021 was $49 million, as compared to ($10) million in the prior year. In the first quarter, the Company paid $22 million in dividends and executed $90 million in share repurchases, for a total of $112 million returned to shareholders. The Company also funded the Datum Dental, Ltd. acquisition for $92 million. At March 31, 2021, the Company had $318 million of cash available on its balance sheet.

Revised Fiscal Year 2021 Outlook

Based on the results of the first quarter and the continued gradual recovery of the global dental market, we have revised the fiscal year 2021 outlook. We now expect revenues to be in the $4.1B to $4.3B range, up approximately 23-28% on a reported basis and 18-25% on an organic basis. We are increasing our Non-GAAP EPS outlook for FY2021 to $2.75 to $2.90 from $2.60 to $2.80.

Further revised 2021 planning assumptions are included in the Q1 FY2021 Earnings Presentation posted at www.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

▪Dentsply Sirona World 2021 - After a successful virtual DS World in 2020, the “Ultimate Dental Experience” will once again welcome guests in Las Vegas, Nevada. The event will take place September 23-25, 2021, at Caesars Forum and will also include a virtual option for those who would like to take part in the experience but are not comfortable meeting in-person or cannot travel to the venue. This year’s meeting will feature a choice of educational tracks with pertinent information to help ensure that attendees are prepared for current challenges and ready to take advantage of the opportunities that digital dentistry offers.
▪Environmental, Social and Governance ("ESG") Impact - As a global leader in the dental health sector, we are striving to become an ESG leader. The objective is to use our scale and global reach to improve the quality and access to healthcare throughout the world and focus on ways in which we can become a more sustainable business through investment and innovation. To underpin this, we are evolving our sustainability strategy and improving our disclosures on a range of key ESG metrics. In April 2021 we launched our Sustainability web site and published our Environmental Scorecard and Sustainability Fact Sheet. Further information on our ESG efforts can be found on our Sustainability web site located in the investor relations section of www.dentsplysirona.com.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 6, 2021 at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 3396419. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 3396419.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 134-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Kari Dixon
Vice President, Financial Planning & Analysis
+1-704-805-1281
Kari.Dixon@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any updating information in subsequent SEC filings including the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2021. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Net sales	$1,027	$874

Cost of products sold	448	406

Gross profit	579	468

Selling, general, and administrative expenses	385	359

Research and development expenses	37	34

Goodwill impairment	—	157

Restructuring and other costs	3	43

Operating income (loss)	154	(125)

Net interest and other expense (income)	5	5

Income (loss) before income taxes	149	(130)

Provision for income taxes	32	10

Net income (loss)	117	(140)

Less: Net income attributable to noncontrolling interest	—	—

Net income (loss) attributable to Dentsply Sirona	$117	$(140)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.53	$(0.63)
Diluted	$0.53	$(0.63)

Weighted average common shares outstanding:
Basic	218.8	220.9
Diluted	219.9	220.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In millions)

	March 31, 2021	December 31, 2020

Assets
Current Assets:

Cash and cash equivalents	$318	$438
Accounts and notes receivables-trade, net	643	673
Inventories, net	500	466
Prepaid expenses and other current assets	235	214

Total Current Assets	1,696	1,791

Property, plant, and equipment	758	791
Operating lease right-of-use assets, net	168	176
Identifiable intangible assets, net	2,461	2,504
Goodwill	3,952	3,986
Other noncurrent assets	102	94

Total Assets	$9,137	$9,342

Liabilities and Equity
Current Liabilities:
Accounts payable	$283	$305
Accrued liabilities	557	653
Income taxes payable	44	60
Notes payable and current portion of long-term debt	328	299

Total Current Liabilities	1,212	1,317

Long-term debt	1,923	1,978
Operating lease liabilities	125	130
Deferred income taxes	411	393
Other noncurrent liabilities	536	554

Total Liabilities	4,207	4,372

Total Equity	4,930	4,970

Total Liabilities and Equity	$9,137	$9,342

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$117	$(140)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32	32
Amortization of intangible assets	56	47
Amortization of deferred financing costs	2	1
Deferred income taxes	(3)	(8)
Stock based compensation expense	13	10
Goodwill impairment	—	157
Indefinite-lived intangible asset impairment	—	39
Other non-cash expense	17	10
Gain on sale of non-strategic businesses and product lines	(13)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	11	53
Inventories, net	(50)	(57)
Prepaid expenses and other current assets	(27)	(27)
Other noncurrent assets	(13)	(7)
Accounts payable	(17)	(29)
Accrued liabilities	(81)	(95)
Income taxes	(8)	7
Other noncurrent liabilities	13	(3)
Net cash provided by (used in) operating activities	49	(10)

Cash flows from investing activities:
Capital expenditures	(30)	(26)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(92)	—
Cash received on sale of non-strategic businesses or product lines	19	—
Cash received on derivative contracts	—	9
Proceeds from sale of property, plant, and equipment	—	1
Net cash used in investing activities	(103)	(16)

Cash flows from financing activities:
Proceeds on short-term borrowings	30	31
Cash paid for treasury stock	(90)	(140)
Cash dividends paid	(22)	(22)
Proceeds from long-term borrowings, net of deferred financing costs	4	—
Repayments on long-term borrowings, net	—	(1)
Proceeds from exercised stock options	33	4
Other financing activities, net	(8)	(2)
Net cash used in financing activities	(53)	(130)

Effect of exchange rate changes on cash and cash equivalents	(13)	(13)
Net decrease in cash and cash equivalents	(120)	(169)
Cash and cash equivalents at beginning of period	438	405
Cash and cash equivalents at end of period	$318	$236

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. The Company discloses these measures to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and which may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying operating results including net sales, operating income, and net income.

Organic Sales

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period sales using the comparable prior periods currency conversion rates. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales and the performance of the Company is measured on this metric along with other performance metrics.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the subsequent impact roll-off to the consolidated statements of operations which results from fair value adjustments related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company. They are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs and related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives. Other costs include legal settlements and impairments of assets. The Company's restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. While restructuring charges are recurring, they are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets recorded in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are related to the changes in fair value and credit risk. Although this non-service component of pension expense is a recurring item, it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, global financial markets (including stock market returns and interest rate changes), plan changes, settlements, curtailments, and other changes in facts and circumstances. These items can be variable and driven more by market conditions than the Company’s operating performance.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. Income tax related adjustments may also include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. These adjustments are irregular in timing the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

Adjusted Operating Income (Loss) and Margin

In addition to reporting operating income (loss) in accordance with US GAAP, the Company provides adjusted operating income (loss) and margin. The Company defines "adjusted operating income (loss)" as operating income (loss) in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income (loss), a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income (loss) by net sales. Both adjusted operating income (loss) and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income (loss) and margin. The performance of the Company is measured on these metrics along with the adjusted net income (loss) and adjusted EPS metrics noted above as well as other performance metrics.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended March 31, 2021			Q1 2021 Change			Three Months Ended March 31, 2020
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$597	$430	$1,027	14.8%	21.5%	17.5%	$520	$354	$874
Foreign exchange impact				5.7%	4.6%	5.3%
Acquisitions				8.6%	—%	5.1%
Divestitures and discontinued products				(5.3%)	(4.3%)	(5.0%)
Organic sales				5.8%	21.2%	12.1%

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended March 31, 2021				Q1 2021 Change				Three Months Ended March 31, 2020
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$347	$418	$262	$1,027	15.7%	12.1%	30.3%	17.5%	$300	$373	$201	$874
Foreign exchange impact					1.4%	8.6%	5.0%	5.3%
Acquisitions					14.8%	—%	0.1%	5.1%
Divestitures and discontinued products					(5.3%)	(4.6%)	(5.6%)	(5.0%)
Organic sales					4.8%	8.1%	30.8%	12.1%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2021, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2021	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2021

GROSS PROFIT	$579	32	(1)	1	—	—	—	$32	$611
% OF NET SALES	56.4%								59.5%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	385	(24)	(1)	(5)	—	—	—	(30)	355
% OF NET SALES	37.5%								34.6%
RESEARCH AND DEVELOPMENT EXPENSES	37	—	—	—	—	—	—	—	37
RESTRUCTURING AND OTHER COSTS	3	—	(3)	—	—	—	—	(3)	—
OPERATING INCOME	154	56	3	6	—	—	—	65	219
% OF NET SALES	15.0%								21.3%
OTHER INCOME AND EXPENSE	5	—	—	13	(4)	—	—	9	14
INCOME BEFORE INCOME TAXES	149	56	3	(7)	4	—	—	56	205
PROVISION FOR INCOME TAXES	32	—	—	—	—	13	2	15	47
% OF PRE-TAX INCOME	21.5%								22.9%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$117							$41	$158
% OF NET SALES	11.4%								15.4%
EARNINGS PER SHARE - DILUTED	$0.53							$0.19	$0.72

For the three months ended March 31, 2021, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Costs related to restructuring plans	Professional services costs	Total

Cost of products sold	$(1)	$—	$(1)
Selling, general, and administrative expenses	—	1	1
Restructuring and other costs	3	—	3
Total	$2	$1	$3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2020, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP							ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2020

GROSS PROFIT	$468	29	—	1	—	—	$30	$498
% OF NET SALES	53.5%							57.0%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	359	(19)	(6)	(1)	—	—	(26)	333
% OF NET SALES	41.1%							38.1%
RESEARCH AND DEVELOPMENT EXPENSES	34	—	—	—	—	—	—	34
GOODWILL IMPAIRMENT	157	—	(157)	—	—	—	(157)	—
RESTRUCTURING AND OTHER COSTS	43	—	(43)	—	—	—	(43)	—
OPERATING (LOSS) INCOME	(125)	48	206	2	—	—	256	131
% OF NET SALES	(14.3%)							15.0%
OTHER INCOME AND EXPENSE	5	—	—	—	—	—	—	5
(LOSS) INCOME BEFORE INCOME TAXES	(130)	48	206	2	—	—	256	126
PROVISION FOR INCOME TAXES	10	—	—	—	27	(6)	21	31
% OF PRE-TAX (LOSS) INCOME	(7.7%)							24.6%
LESS: NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—						—	—
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(140)						$235	$95
% OF NET SALES	(16.0%)							10.9%
EARNINGS PER SHARE - DILUTED	$(0.63)						$1.06	$0.43

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share								220.9
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share								222.3

For the three months ended March 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Separation costs related to executives	Costs related to restructuring plans	Professional services costs	Incentive compensation	Total

Selling, general, and administrative expenses	$—	$(1)	$—	$6	$1	$6
Goodwill impairment	157	—	—	—	—	157
Restructuring and other costs	39	—	4	—	—	43
Total	$196	$(1)	$4	$6	$1	$206